Exhibit 99.1

MoviePass™ and MoviePass Films Parent Company Raises $6 Million
in New Round of Financing

NEW YORK, March 26, 2019 – MoviePass™ and MoviePass Films’ parent company, Helios and Matheson Analytics Inc. (OTC: HMNY) (“Helios”), today announced it has raised a $6 million new round of financing. Helios plans to use the net proceeds of the financing to accelerate MoviePass’ product development, fine tune its subscription technology, and increase MoviePass Films’ investment in new films.

H.C. Wainwright & Co. acted as Helios’ exclusive placement agent for the offering. Palladium Capital Advisors, LLC served as Helios’ financial advisor for the offering.

The closing of the offering occurred on March 25, 2019.

“We are building the infrastructure, data and tools that we believe will power the next generation of MoviePass,” said Ted Farnsworth, Chairman and CEO of Helios. “We believe this new funding will allow us to double down on our development of transformative technology, while fueling our continued expansion. Our long-term vision is for MoviePass to be the nation’s most popular movie-theater ticketing platform.”

In connection with this new financing, Heliosentered into definitive agreements with certain institutional investors for the purchase of 60,000 shares (“Preferred Shares”) of Helios’ Series B Preferred Stock, which are convertible into 1,000,020,000 shares of its common stock, and accompanying Series F-1 Preferred Stock Purchase Warrants (“Series F-1 Warrants”) to purchase 59,760 Preferred Shares, which are convertible into 996,019,920 shares of its common stock, and Series F-2 Preferred Stock Purchase Warrants (“Series F-2 Warrants”) to purchase 60,240 Preferred Shares, which are convertible into 1,004,020,080 shares of its common stock, in a registered direct offering. The aggregate gross proceeds of the offering were $6.0 million. Each Preferred Share is convertible into 16,667 shares of Helios’ common stock. The Series F-1 Warrants will expire 5 years from the date of issuance. The Series F-2 Warrants will be exercisable for 5 years from the date Helios obtains stockholder approval of a reverse stock split or an increase in its authorized common stock to allow for the issuance of the shares of common stock underlying the Preferred Shares issuable upon exercise of the Series F-2 Warrants. The exercise price of the Series F-1 Warrants and the Series F-2 Warrants is $100.00 per Preferred Share, subject to downward adjustment in the event of certain subsequent financings and a potential downward adjustment under certain circumstances following a reverse stock split. Concurrently with the issuance of the Preferred Shares, the Series F-1 Warrants and the Series F-2 Warrants, Helios entered into amendments with the holders of its Series C Warrants and Series D Warrants to purchase an aggregate of 666,666,668 shares of common stock, whereby the exercise price of those warrants has been reduced from $0.0163 to $0.01 per share of common stock.

Helios has set March 25, 2019 as the record date for a special meeting of its stockholders to approve a reverse stock split or an increase in its authorized share capital.

In addition to using the net proceeds from the offering for working capital purposes of Helios, MoviePass and MoviePass Films, Helios will use the net proceeds to redeem approximately $870,000 of Helios’ outstanding non-convertible senior notes that were issued on October 4, 2018 and December 18, 2018, and to pay certain fees due to the placement agent and financial advisor and other transaction expenses. The potential gross proceeds from the Series F-1 Warrants and the Series F-2 Warrants, if fully exercised on a cash basis, will be approximately $12.0 million. No assurance can be given that any of the Series F-1 Warrants or the Series F-2 Warrants will be exercised.

The securities described above are being offered by Helios pursuant to a “shelf” registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission (“SEC”) on July 5, 2018 and the base prospectus contained therein (File No. 333-226024). The offering of the securities was made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement. The final prospectus supplement has been or will be filed with the SEC. Copies of the final prospectus supplement, when available, and accompanying base prospectus may be obtained on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Helios and Matheson Analytics

Helios and Matheson Analytics Inc. (“Helios”) currently owns approximately 92% of the outstanding shares (excluding options and warrants) of MoviePass Inc., a premier movie-theater subscription service, 100% of the outstanding membership interests in MoviePass Ventures LLC and 51% of the outstanding membership interests in MoviePass Films LLC. Helios’s holdings also include Zone Technologies, Inc., creator of RedZone Map™, a safety and navigation app for iOS and Android users, and a community-based ecosystem that features a socially empowered safety map app that enhances mobile GPS navigation using advanced proprietary technology. Helios is headquartered in New York, NY. For more information, visit us at www.hmny.com.

Cautionary Statement on Forward-looking Information

Certain statements in this communication contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect”, “project” and similar expressions. All statements other than statements of historical fact included in this communication are forward-looking statements.

Such forward-looking statements are based on numerous assumptions. Although Helios’ management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments (including, without limitation, the ability of Helios to reduce its burn rate and improve its business model) may differ significantly from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Risk factors include, among other things, whether the Series F-1 Warrants or the Series F-2 Warrants will be exercised, whether the use of net proceeds from the offering will accelerate the growth of MoviePass and MoviePass Films and enable MoviePass to further develop its technology, and the risk factors described in Helios’ Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 (as amended) and other filings, including subsequent current and periodic reports, information statements and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on Helios’ current expectations and Helios does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.